                                       Securities and Exchange Commission
                                             Washington, D.C. 20549

                                     --------------------------------------

                                                    FORM 8-K

                                                 CURRENT REPORT
                                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2004

                                          The Phoenix Companies, Inc.
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                             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                  1-16517                                06-0493340
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  (State or Other Jurisdiction of              (Commission File Number)             (IRS Employer Identification No.)
           Incorporation)

              One American Row, Hartford, CT                                              06102-5056
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         (Address of Principal Executive Offices)                                         (Zip Code)

          Registrant's telephone number, including area code:                               (860) 403-5000
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                                                     NOT APPLICABLE
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                            (Former Name or Former Address, if Changed Since Last Report)

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2004, The Phoenix Companies, Inc., or the parent, and its subsidiaries, Phoenix Life Insurance
Company, or Phoenix Life, and Phoenix Investment Partners, Ltd., or PXP, entered into a new $150 million 3-year, unsecured senior revolving credit facility with a syndicate of banks including: Wachovia Bank, National
Association, as Administrative Agent; The Bank of New York, as Syndication Agent; PNC Bank, National
Association, JP Morgan Chase Bank and BMO Nesbitt Burns Financing, Inc., as Documentation Agents; and 5th/3rd
Bank, State Street Bank and Webster Bank, as additional lenders.

This new facility replaced the $150 million two-tranche credit facility that was to expire on December 20,
2004. The $25 million drawn by PXP on the prior facility was refinanced using this new facility at the
Eurodollar rate described below. The parent unconditionally guarantees any loans under this new facility to
Phoenix Life and PXP. Base rate loans will bear interest at the greater of Wachovia's prime commercial rate or the federal funds rate plus 0.50%. Eurodollar rate loans will bear interest at LIBOR plus an applicable percentage based on the parent's Standard & Poor's and Moody's rating.

The new credit facility contains customary terms and conditions substantially consistent with those contained in the prior credit facility, including: financial covenants which require the maintenance by the parent at all times of: consolidated stockholders' equity, excluding the accounting effects of FIN 46, Consolidation of
Variable Interest Entities, an Interpretation of ARB No. 51, of $1,648.4 million, stepping up by 50% of quarterly positive net income and 100% of equity issuances; and a maximum consolidated debt-to-capital ratio of
30%. In addition, Phoenix Life must maintain a minimum risk-based capital ratio of 250% and a minimum A.M. Best
Financial Strength Rating of "A-".

Wachovia Capital Markets, LLC was the Lead Arranger of this new facility. The Agent banks and other lenders under this facility perform other services for the parent and its subsidiaries from time to time in the normal course of business. The parent's and Phoenix Life's director, Peter C. Browning, and the parent's and Phoenix Life's
Chairman of the Board, President and Chief Executive Officer, Dona D. Young, both serve as directors of
Wachovia Corporation, an affiliate of Wachovia Bank, National Association and Wachovia Capital Markets, LLC.

Item 1.02 Termination of a Material Definitive Agreement

On December 22, 2003, the parent, Phoenix Life and PXP closed on a $150.0 million unsecured senior revolving credit facility with a syndicate of banks including: Wachovia Bank, National Association, as Administrative
Agent; Fleet National Bank as Syndication Agent; PNC Bank, National Association, and The Bank of New York, as
Documentation Agents; and JP Morgan Chase Bank, State Street Bank, BMO Nesbitt Burns Financing, Inc. and
Webster Bank, as additional lenders. Fleet Securities, Inc. and Wachovia Securities, LLC. were Co-Lead Arrangers of this facility.

This facility consisted of two tranches: a $112.5 million, 364-day revolving credit facility and a $37.5 million 3-year revolving credit facility. Under the 364-day facility, the borrowers had the ability to extend the maturity date of any outstanding borrowings for one year from the termination date. The parent unconditionally guaranteed any loans under this facility to Phoenix Life and PXP. Base rate loans would bear interest at the greater of our lead bank's prime commercial rate or the federal funds rate plus 0.50%.
Eurodollar rate loans would bear interest at LIBOR plus an applicable percentage based on the parent's Standard
& Poor's and Moody's rating. Financial covenants required the maintenance at all times of: consolidated stockholders' equity, excluding the accounting effects of FIN 46, Consolidation of Variable Interest Entities,
an Interpretation of ARB No. 51, of $1,775.0 million, stepping up by 50% of quarterly positive net income and
100% of equity issuances; a maximum consolidated debt-to-capital ratio of 30%; a minimum consolidated fixed charge coverage ratio (as defined in the credit agreement) of 1.25:1; and, for Phoenix Life, a minimum risk-based capital ratio of 250% and a minimum A.M. Best Financial Strength Rating of "A-".

In the normal course of business, on November 22, 2004 the parent, Phoenix Life and PXP terminated this credit facility, which was scheduled to mature on December 20, 2004 and replaced it with the facility described in Item 1.01 above. No material early termination penalties were incurred.

The information provided under Item 1.01 of this report is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-balance Sheet Arrangement of a Registrant

As described in Item 1.01 of this report, on November 22, 2004, the parent, Phoenix Life and PXP entered into a new 3-year, unsecured senior revolving credit facility under which PXP refinanced the $25 million previously drawn on the prior facility. This $25 million borrowing is guaranteed by the parent. The information provided under Item 1.01 of this report is incorporated herein by reference.

                                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       THE PHOENIX COMPANIES, INC.

Date: November 23, 2004                                By:    /s/ Scott R. Lindquist
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                                                              Name: Scott R. Lindquist
                                                              Title: Senior Vice President
                                                                      and Chief Accounting Officer